Exhibit V







QuadraMed Corporation
80 East Sir Francis Drake Blvd.
Suite 2A
Larkspur, California  94939
Attn: Keith Roberts

Resource Health Partners, L.P.
c/o J.P. Morgan Investment Corporation
101 California Street
San Francisco, CA 94111
Attn: John Van Hooser

     Re: Transfer of QuadraMed Common Stock

Dear Sirs:

          QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Resource Health Partners, L.P., a Delaware limited partnership ("RHP"), have entered into an Acquisition Agreement and Plan of Merger, dated as of December 29, 1997 (the "Merger Agreement"), pursuant to which QuadraMed acquired Resource Holdings, Ltd., a Pennsylvania corporation and a wholly owned subsidiary of RHP ("Resource Holdings"), and FRA Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of RHP ("FRA"). Pursuant to the Merger Agreement, RHP received shares of QuadraMed's Common Stock (the "QuadraMed Shares") which shares RHP or RHP GP, L.P., the general partner of RHP ("RHP GP"), now intend to transfer to the undersigned, as a [general/limited] partner of RHP or of RHP GP. In accordance with the terms and conditions of the Merger Agreement, RHP is required to obtain this representation letter from the undersigned as a condition to the transfer of such shares. Accordingly, the undersigned hereby represents, warrants and covenants to RHP and QuadraMed as follows:

          1. The undersigned is a general or limited partner of RHP or of RHP GP, L.P.

          2. The undersigned is aware that the QuadraMed Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and understands and agrees that the QuadraMed Shares may not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. The undersigned will not transfer the QuadraMed Shares in violation of the provisions of any applicable federal or state securities laws.

          3. The undersigned is acquiring the QuadraMed Shares for the undersigned's own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the QuadraMed Shares except in compliance with the Securities Act.

          4. If the undersigned is listed on Appendix A hereto, the undersigned hereby agrees that it will not transfer any of the QuadraMed Shares that are transferred to the undersigned by RHP until the publication by QuadraMed of financial results that include at least thirty (30) days of combined operations of QuadraMed, Resource Holdings, FRA and their respective subsidiaries. The undersigned understands that QuadraMed or RHP will notify it promptly upon the publication of such financial results.

          5. The undersigned also understands that stop transfer instructions will be given to QuadraMed's transfer agent with respect to the QuadraMed Shares transferred to the undersigned and that there will be placed on the certificates for such QuadraMed Shares, or any substitutions therefor, a legend stating in substance:


          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."







          The foregoing representations are true and accurate as of the date hereof.


Dated:

Print Name of [General/Limited] Partner:


Authorized Signature:

Print Title (if applicable):

Print name of any other person whose
signature is required:


Signature:

Title (if applicable):

                         APPENDIX A

                    List of "Affiliates"


J. P. Morgan Investment Corporation
Mutual Group, Ltd.
Coventry Corporation
Fred Rothenberg
Ted Ackroyd
Craig Camp
Rothenberg Trust
Rothenberg Family Partnership